Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Concrete Pumping Holdings, Inc.

Thornton, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-229402 and 333-230105) and Form S-8 (No. 333-230753) of Concrete Pumping Holdings, Inc. of our report dated January 12, 2021, (except as to the effect of the restatement described in Note 2, which is dated June 11, 2021), relating to the consolidated financial statements, which appear in this Form 10-K/A.

/s/ BDO USA, LLP

Dallas, Texas

June 11, 2021